UNIVERSAL SECURITY INSTRUMENTS,  INC.
                  10324 South Dolfield Road
                 Owings Mills, Maryland 21117

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               To Be Held on September 26, 1996


  To the Shareholders of Universal Security Instruments, Inc.:

       The Annual Meeting of Shareholders of UNIVERSAL SECURITY INSTRUMENTS, INC. will be held at Marriott's Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland, on Thursday, September 26, 1996 at 10:30 a.m. for the following purposes:

       1. To elect a Board of three directors to serve until the next annual meeting and until their successors have been elected and qualify.

       2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

       Only shareholders of record at the close of business on August 1, 1996 will be entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,




                                       HARVEY B. GROSSBLATT
                                       Secretary


  DATED:     August 30, 1996


  IMPORTANT - YOUR PROXY IS ENCLOSED. Shareholders who do not plan to attend the meeting are requested to complete, date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

                       PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Universal Security Instruments, Inc. (the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on September 26, 1996 or any adjournments thereof. The proxy is revocable at any time before exercise by written notice to the Chief Financial Officer of the Company, 10324 South Dolfield Road, Owings Mills, Maryland 21117.

     Only shareholders of record at the close of business on August 1, 1996 will be entitled to notice of and to vote at the meeting. The number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") outstanding on August 1, 1996 and entitled to vote at the meeting is 3,241,603 shares, each having one vote.


                     BENEFICIAL OWNERSHIP

     The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Common Stock outstanding as of the Record Date:


Name and Address                    Shares beneficially        Percent
of beneficial owner                 owned                      of class<F1>

Michael Kovens                      745,408<F2>                 23.0%
10324 South Dolfield Road
Owings Mills, Maryland 21117

Stephen C. Knepper                  343,493<F2>                 10.6%
10324 South Dolfield Road
Owings Mills, Maryland 21117

_________________________________

<F1>   For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 1, 1996 are deemed to be outstanding.

<F2>   For information regarding the nature of beneficial ownership of stock owned by Messrs. Kovens and Knepper, please see footnotes 2 and 3, respectively, under "INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT."

                    ELECTION OF DIRECTORS


     At the 1996 Annual Meeting, three directors will be elected to hold office for the ensuing year and until their successors are elected and qualify.

     Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the three nominees listed below. Pursuant to the Company's By-laws, the three nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.


                           Principal occupation                       Director
Name                Age    for past five years                        since

Stephen C. Knepper   52    Director; Chairman of the Board of the     1970
                           Company 1970 through July 1996;
                           Vice Chairman of the Board since
                           August 1996.

Michael Kovens       53    Director; President of the Company 1970    1970
                           through July 1996; Chairman of the
                           Board since August 1996.

Mark Boyar           53    Director; President, Boyar Asset           1983
                           Management, Inc., New York, a registered
                           investment adviser; President, Mark Boyar
                           & Company, Inc., New York, a registered
                           broker-dealer; and Publisher and Director
                           of Asset Analysis Focus, New York, a
                           monthly research analysis report.

     In the fiscal year ended March 31, 1996, the Company did not have any standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. During the last fiscal year of the Company, the Board of Directors held four regular and special meetings, and each incumbent director attended all of such meetings.

              INFORMATION REGARDING STOCK OWNERSHIP OF MANAGEMENT


     As of August 1, 1996, the shares of the Company's Common Stock owned beneficially by each director, by each executive officer and by all directors and officers as a group were as follows:

                               Amount and nature of             Percent of
Name of beneficial owner       beneficial ownership             class<F1>

Michael Kovens                     745,408<F2>                   23.0%

Stephen C. Knepper                 343,493<F3>                   10.6%

Mark Boyar                          30,000<F4>                    0.9%

Harvey Grossblatt                   81,390<F5>                    2.5%

All directors and officers
 as a group (5 persons
 included)                       1,202,241                       37.1%
_________________________________

<F1>  For the purpose of determining the percentages of stock beneficially owned, shares of stock subject to options or rights exercisable within 60 days of August 1, 1996 are deemed to be outstanding.

<F2>  Includes 20,178 shares held by Mr. Kovens' adult children and 215,000 shares which Mr. Kovens presently has the right to acquire.

<F3>  Includes 215,000 shares which Mr. Knepper presently has the right to acquire.

<F4>  Consists of 5,000 shares owned by Mark Boyar & Company, Inc., of which
Mr. Boyar is the President, and 25,000 shares which Mr. Boyar presently has the right to acquire.

<F5>  Includes 52,000 shares which Mr. Grossblatt presently has the right to acquire.

                                EXECUTIVE COMPENSATION

Table I.     Summary Compensation Table

    The following table reflects the aggregate amount paid or accrued by the Company in its three most recent fiscal years, for each executive officer whose compensation exceeded $100,000 in that year.

                                      Long Term Compensation
Name and                                 Awards      Payouts
Principal        Annual Compensation  Stock          LTIP    All Other
Position    Year Salary   Bonus Other Awards Options Payouts Compensation<F1>

Stephen C.
 Knepper    1996 $250,000 -     -     -      -       -       $2,700
Chairman    1995 $237,500 -     -     -      95,000  -       $3,250
            1994 $250,000 -     -     -      50,000  -       $5,014

Michael
 Kovens     1996 $250,000 -     -     -      -       -       $3,200
President   1995 $237,500 -     -     -      95,000  -       $3,200
            1994 $250,000 -     -     -      50,000  -       $4,619

Harvey
 Grossblatt 1996 $143,675 -     -     -      -       -       $3,918
Executive   1995 $143,269 -     -     -      -       -       $2,840
 Vice       1994 $136,738 -     -     -      25,000  -       $3,771
 President,
 Secretary
 and
 Treasurer
_________________________________

<F1>   Consists of Company contributions to the Company's 401(k) plan.

Table II.   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values

     The following table sets forth information concerning the number and value of unexercised options held as of March 31, 1996 by each executive officer whose compensation exceeded $100,000 in the year then ended:

                                                                 Value of
                                              Number           Unexercised
                                           of Unexercised      In-the-Money
                     Shares                   Options           Options
                     Acquired                at FY-End         at FY-End
                     on         Value      Exer-   Unexer-   Exer-   Unexer-
Name                 Exercise   Realized   cisable/cisable   cisable/cisable
Stephen C. Knepper   -          -          215,000  0        0       0
Michael Kovens       -          -          215,000  0        0       0
Harvey Grossblatt    -          -           43,000  0        0       0

Employment Contracts

    Stephen C. Knepper and Michael Kovens each have employment agreements with the Company which expire on March 31, 1998. Both agreements prohibit competition with the Company during their term and for one year thereafter. Each employee is entitled to Base Compensation of $250,000 a year plus Incentive Compensation equal to specified percentages of the amount by which the Company's consolidated annual pre-tax profits in each fiscal year exceed the amount the Company would have received if the shareholders' equity (as defined in the agreements) in the Company were invested in United States Treasury Bills. The specified percentage is 5% of the first $1,000,000, 3-3/4% of the second $1,000,000, 2-1/2% of the third $1,000,000 and 1% of everything over $3,000,000. The employment agreements further provide that each employee is entitled to (i) certain life insurance and medical reimbursement benefits, (ii) upon death or disability, 75% of the Base Compensation for a period of 60 months (including Incentive Compensation for that year if death or disability occurs after the first three months of the fiscal year), (iii) deferred compensation upon termination of their employment in the amount of three times the annual Base Compensation, payable within 30 days after termination, and (iv) the continuation of certain life insurance and medical reimbursement benefits for a period of three years after termination.

Director Compensation

    In the fiscal year ended March 31, 1996, the Company paid a director's fee of $10,000 to Mark Boyar, the Company's non-management director.

         SUBMISSION OF SHAREHOLDER PROPOSALS TO BE CONSIDERED
                      AT THE 1997 ANNUAL MEETING

    Any shareholder desiring to present a proposal to be considered by the shareholders at the Annual Meeting of Shareholders scheduled to be held in September, 1997, and desiring that information concerning such proposal be included in the proxy statement and form of proxy furnished to shareholders by the Board of Directors, should submit the proposal in writing, including all supporting materials, to the Company at its principal executive offices no later than May 24, 1997.

                             OTHER MATTERS

    The solicitation of proxies will be made by mail, at the expense of the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Subsequent solicitations may be made by mail, telegraph, telephone or any other appropriate means.

    The Board of Directors of the Company is not aware of any other matter which may be presented for action at the Annual Meeting, but should any such matter requiring a vote of the shareholders arise, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, and discretionary authority to do so is provided for in the proxy.

    Deloitte & Touche LLP is the firm of certified public accountants selected by the Board of Directors of the Company to audit the books and accounts of the Company for the fiscal year ended March 31, 1996, and the Board of Directors anticipates that it will select Deloitte & Touche LLP to serve in that capacity for the fiscal year ending March 31, 1997.
It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions.

    Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

                                By Order of the Board of Directors,



                                HARVEY B. GROSSBLATT
                                Secretary


Dated: August 30, 1996
                                   5